                               Exhibit 24(b)(4)(b)

                     Guaranteed Minimum Income Benefit Rider

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                (A STOCK COMPANY)
                           Home Office: Columbus, Ohio
                   Administrative Office: Clearwater, Florida


                     GUARANTEED MINIMUM INCOME BENEFIT RIDER

This Rider provides Your variable annuity with a Minimum Annuitization Value which can only be used with the Annuity Factors shown in Rider Payment Options of this Rider. This Minimum Annuitization Value is guaranteed by Us, regardless of the performance of the variable annuity's investments.

This Rider is attached to and made part of Your variable deferred annuity Contract as of the Rider Date. This Rider may only be terminated as provided herein. This Rider is subject to all of the provisions in the Contract that do not conflict with the provisions of this Rider. The Rider Payment Options provide for fixed or variable annuity payments. Subsequent payments under variable annuity payment options may fluctuate with the investment performance of Your annuity Subaccounts, but will never be less than the initial payment. IF YOU ELECT THIS RIDER, WE RESERVE THE RIGHT TO LIMIT THE SUBACCOUNTS TO WHICH YOU MAY ALLOCATE NET PREMIUMS OR TRANSFER THE VALUE OF VARIABLE ANNUITY UNITS UNDER YOUR CONTRACT.

CONTRACT NUMBER:                                                   123456

AGE ON RIDER DATE:                                                 35

ANNUAL GROWTH RATE:                                                [3.00-6.00%]

RIDER FEE PERCENTAGE:                                              [0.30-0.75%]

RIDER FEE WAIVER THRESHOLD:                                        [200-250%]

GUARANTEED MINIMUM PAYMENT                                         [1.10-2.10%]

RIDER DATE:                                                        July 15, 2000

MINIMUM ANNUITIZATION VALUE ON RIDER DATE:                         $ 100,000

LAST DATE TO ELECT ANNUITIZATION:                                  July 15, 2059

The Mortality and Expense Risk Fee and any Administrative Charge after the Election Date under variable annuity payment options will be the sum of the Mortality and Expense Risk Fee and any Administrative Charge effective after the annuity commencement date shown on the Contract schedule page, plus an additional Mortality and Expense Risk Fee and any Administrative Charge, called the Guaranteed Minimum Payment Fee, shown above.

                                Minimum Annuitization        Guaranteed Minimum
Election Date         Age              Value*                Monthly Payment**
--------------------------------------------------------------------------------
July 15, 2010         45            $  179,084.77                $   633.96
July 15, 2030         65            $  574,349.12                $ 2,952.15
July 15, 2035         70            $  768.608.68                $ 4,504.05
July 15, 2040         75            $1,028,571.79                $ 6,891.43
July 15, 2045         80            $1,376,461.08                $10,474.87
July 15, 2050         85            $1,842,015.43                $15,546.61
July 15, 2055         90            $2,465,032.16                $20,804.87

*Assumes no premium tax, no further payments following the Rider Date, no partial surrenders/withdrawals, and no loans. This amount may only be used for annuitization with the Rider Payment Options provided in this Rider.

** Assumes the Minimum Annuitization Value shown is applied to a life with 10 year certain Rider Payment Option with monthly payments.

DEFINITIONS         The following definitions used in this Rider are for
                    reference only.

                    Annuitant

                    The Annuitant is designated on the Contract Schedule Page.
                    The variable annuity payments are paid to the Annuitant (or surviving Joint Annuitant).

                    Annuity Factor

                    A factor for the applicable Annuitant age, sex and Rider
                    Payment Option shown in Schedule I or Schedule II of this
                    Rider. For the Rider Payment Option chosen, the Annuity
                    Factor from Schedule I and the Minimum Annuitization Value will be used to determine the first annuity payment. Factors not shown are available from us upon request. Schedule I and
                    Schedule II factors are based on the Annuity 2000 (male, female, and unisex if required by law) mortality table projected for improvement using projection scale G, assuming an annuity commencement date of 2005. See the Annuity Factor
                    Age Adjustment to determine the appropriate age to use with the Schedule I factor.

                    Election Date

                    The date we receive in Our Administrative Office all information necessary for You to elect to begin receiving
                    Guaranteed Minimum Income Benefit payments. The Election
                    Date must be within 30 days following a Rider Anniversary.
                    The last date to elect a Rider Payment Option is shown on page 1 of this Rider. The fixed annuity payment option will not be available if this Rider has been in force less than 10 years.

                    Installment Refund

                    An annuity payment option that guarantees the return of the MAV. The certain period for an installment refund is the shortest period, in months, that guarantees the return of the MAV.

                    Minimum Annuitization Value (MAV)

                    The amount we will use to determine the Guaranteed Minimum
                    Income Benefit payments.

                    Rider Anniversary

                    The anniversary of the Rider Date for each year the Rider remains in force.

                    Rider Date

                    The date that this Rider is added to the Contract. This is also the date that You most recently upgraded the Minimum
                    Annuitization Value, as described in the Minimum
                    Annuitization Value Upgrade section on page 5, if applicable.

                    Rider Year

                    The 12 month periods following the Rider Date shown on page
                    1 of this Rider. The first Rider Year starts on the Rider
                    Date. Each subsequent Rider Year starts on the anniversary of the Rider Date.

                    Supportable Payment

                    The Supportable Payment is equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit values in those Subaccounts on the date the payment is calculated.

GUARANTEED MINIMUM  1) Fixed Annuity Payment Option
INCOME BENEFIT
                    On the Election Date, you may use the Minimum Annuitization
                    Value and a factor of 6.87 per 1,000 MAV to provide fixed monthly payments for 15 years to the Annuitant. This factor is based on a guaranteed interest rate of 3%.

                    2) Variable Annuity Payment Options

                    On the Election Date, You may use the Minimum Annuitization
                    Value and the applicable Schedule I Annuity Factor to provide variable payments to the Annuitant. The initial payment is determined by multiplying each $1,000 of Minimum
                    Annuitization Value by the Annuity Factor on Schedule I. On each anniversary of Your Initial variable annuity payment, the stabilized variable annuity payment (for the year just about to begin) will be equal to the greater of a) the supportable payment or b) the initial payment, if greater.

                    Number of Annuity Units

                    On the Election Date, the number of annuity units in each subaccount is determined by dividing the initial payment allocated to the subaccount by the variable annuity unit value of that subaccount on the Election Date. The number of variable annuity units in effect at any time after annuity payments begin is equal to (1) plus (2) minus (3) where:

                    (1)  is the number of annuity units in effect on the Election
                         Date;

                    (2) is the number of any annuity units purchased after the Election Date (described below under
                         "Purchase/Redemption of Annuity Units"); and

                    (3) is the number of any annuity units redeemed after the Election Date (described below under
                         "Purchase/Redemption of Annuity Units").

                    Mortality and Expense Risk Fee and Administrative Charge

                    For all variable annuity payments after the initial payment, an annual Mortality and Expense Risk Fee and any Administrative Charge will be charged. This fee may be different than the Mortality and Expense Risk Fee and any Administrative Charge in effect for Your deferred annuity
                    Contract prior to the Election Date. It will be equal to the Mortality and Expense Risk Fee and any Administrative Charge effective after the annuity commencement date plus the Guaranteed Minimum Payment Fee, shown on page 1 of this Rider.

                    Stabilized variable annuity payments, calculated on each anniversary of the initial variable annuity payment, may fluctuate in accordance with the investment performance of Your annuity Subaccounts. However, such payments will never be less than the initial payment.

MINIMUM             The Minimum Annuitization Value is used to determine Your
ANNUITIZATION       Guaranteed Minimum Income Benefit payments.
VALUE
                     On the Rider Date, the Minimum Annuitization Value is the
                     Annuity Value on that date. After the Rider Date, the
                     Minimum Annuitization Value will be equal to (A) plus (B)
                     less (C) where:

                    (A) is the Minimum Annuitization Value on the Rider Date,
                        accumulated at the effective Annual Growth Rate as shown on page 1 of this Rider;

                    (B) is any additional premium/purchase payment made after
                        the Rider Date, accumulated from their payment date(s) at the effective Annual Growth Rate as shown on page 1 of this Rider; and

                    (C) is the gross Contract Partial Surrenders/Withdrawals
                        since the Rider Date (adjusted as described below), accumulated from the withdrawal dates(s) at the effective Annual Growth Rate, plus any applicable premium taxes.

                    On the Election Date, if the Annuity Value is greater than the Minimum Annuitization Value, we will increase Your
                    Minimum Annuitization Value to be equal to Your Annuity
                    Value at that time. You may only use the Minimum
                    Annuitization Value with the Rider Payment Options in this
                    Rider. You may not use the Minimum Annuitization Value with the Annuity Payment Options listed in Your Contract outside of this Rider.

PARTIAL SURRENDER/  In any Rider Year, the Minimum Annuitization Value will only
WITHDRAWAL          be reduced by the same amount that Your Annuity Value is
                    reduced as long as the Partial Surrender/Withdrawal does not exceed a maximum annual amount. Amounts partially
                    surrendered/withdrawn in excess of the maximum annual amount will reduce the Minimum Annuitization Value by an amount
                    equal to (A) divided by (B) multiplied by (C) where:

                    (A) is the amount of the excess Partial Surrender/Withdrawal
                        (that is, the portion of the gross Partial
                        Surrender/Withdrawal which exceeds the maximum annual amount);

                    (B) is the Annuity Value after the current Rider Year
                        maximum annual amount has been partially surrendered/withdrawn, but immediately prior to the Partial Surrender/Withdrawal of the excess portion; and

                    (C) is the Minimum Annuitization Value after the current
                        Rider Year maximum annual amount has been partially surrendered/withdrawn, but prior to partial surrender/withdrawal of the excess portion.

                    For each Rider Year, the maximum annual amount is equal to the Minimum Annuitization Value, as of the beginning of the Rider Year, multiplied by the effective Annual Growth Rate as shown on page 1 of this Rider. Partial Surrenders during a Rider Year will reduce the available maximum annual amount by the same amount that Your Annuity Value is reduced.

RIDER FEE           We will deduct a fee from the Annuity Value on each Rider
                    Anniversary and on the termination date of this Rider. The
                    Rider Fee is the Minimum Annuitization Value at the time the fee is deducted, multiplied by the Rider Fee Percentage
                    shown on page 1 of this Rider. The fee will be deducted from each Subaccount and the Fixed Account in proportion to the value each bears to the Annuity Value. If the date this fee is deducted for termination of this Rider is a date other
                    than a Rider Anniversary, then the fee will be prorated for the portion of the Rider Year which has passed. This fee
                    will not be deducted after the Election Date.


WAIVER OF RIDER     If the Annuity Value at the time a Rider fee is assessed
FEE                 equals or exceeds an amount equal to the Rider Fee Waiver
                    Threshold (shown on page 1 of this Rider) multiplied by the
                    Minimum Annuitization Value on the date the fee is assessed, the Rider Fee will be waived.

MINIMUM             You may elect, in writing, to upgrade the Minimum
ANNUITIZATION       Annuitization Value to the Annuity Value at any time after
VALUE UPGRADE       the first Rider Anniversary. This allows You to increase the
                    Minimum Annuitization Value to equal the Annuity Value on
                    the new Rider Date if it is greater than the Minimum
                    Annuitization Value. This value is then the new Minimum
                    Annuitization Value, and continues to grow as described
                    above.

                    If an upgrade is elected, this Rider will terminate and a new Rider available at that time will be issued with a new
                    Rider Date and its own fees and guaranteed benefits. The features which may change include but are not limited to:

                    1) a new Rider Date, which will be the date We receive all information necessary to process the upgrade;

                    2) a new annual Rider Fee Percentage, which may be different than this Rider's, but will never be greater than [0.50-0.75]%;

                    3) a new Rider Fee Waiver Threshold, which may also be
                       different than this Rider's, but will never be greater than 250%;

                    4) the Annual Growth Rate, which may be different than this
                       Rider's, but will never be less than 3.0%; and

                    5) the Guaranteed Minimum Payment Fee, which may be
                       different than this Rider's, but will never be greater than 2.1%.

RIDER PAYMENT       1) Fixed  Annuity Payment Option
OPTIONS
                    The Fixed Annuity term certain is based on a guaranteed
                    interest rate of 3%, which will not increase even if current rates are higher at annuitization. The Annuity Proceeds will be paid in equal installments. The installments will be paid at a rate of 6.87 per 1,000 MAV every month for the next 180 months.

                    This option is not available if this Rider has been in force less than 10 years.

                    2) Variable Annuity Payment Options

                    The Minimum Annuitization Value and applicable Annuity
                    Factors from Schedule I may be applied to the following variable payment options:

                    a) Life Income

                    An election may be made for "No Period Certain", "10 Years
                    Certain" or "Installment Refund." In the event of the death of the person receiving payments prior to the end of the certain period, the remaining period certain payments will be continued to the Beneficiary.

                    b) Joint and Full Survivor

                    An election may be made for "No Period Certain", "10 Years
                    Certain" or "Installment Refund." Payments will be made as long as either the Annuitant or Joint Annuitant is living.
                    In the event of the death of both the Annuitant and the Joint Annuitant prior to the end of the certain period, the remaining period certain payments will be continued to the Beneficiary.

ANNUITY FACTOR      The age used to determine the appropriate annuity factor
AGE ADJUSTMENT      from Schedule I is referred to as the Adjusted Age nearest
(VARIABLE ANNUITY   birthday, and is equal to (A) less (B) as OPTION ONLY)
PAYMENTS            follows:

                    (A) Is the current age nearest birthday of the Annuitant on the Election Date. If the Annuitant's age nearest birthday is at least 85 on the Election Date, this number will equal 85; and

                    (B) is equal to the Age Adjustment in the following table
                        corresponding to the number of complete Rider Years that have elapsed since the Rider Date.

                               Number of Complete
                                 Years Since the
                                    Rider Date            Age Adjustment
                                         1                       9
                                         2                       8
                                         3                       7
                                         4                       6
                                         5                       5
                                         6                       4
                                         7                       3
                                         8                       2
                                         9                       1
                                    10 or more                   0


GUARANTEED MINIMUM  Following the Election Date, You will receive guaranteed
PAYMENT (VARIABLE   minimum payments. The annual Mortality and Expense Risk Fee
ANNUITY PAYMENT     and any Administrative Charge for these payments is equal to
OPTIONS ONLY)       the Mortality and Expense Risk Fee and any Administrative
                    Charge effective after the Annuity commencement date, plus the Guaranteed Minimum Payment Fee shown on page 1 of this
                    Rider.

                    The initial payment is based on the Annuity Factors in
                    Schedule I. We guarantee that each subsequent payment will be equal to or greater than Your initial payment.

                    During the first Year following the Election Date, each variable annuity payment will be stabilized to equal the initial payment. On each anniversary of Your initial variable annuity payment, the stabilized variable annuity payment will be increased or decreased (but never below the initial payment) and held level for that year. The stabilized variable annuity payment will equal the greater of the initial variable annuity payment or the Supportable
                    Payment at that time.

                    If the Supportable Payment (at any payment date) is greater than the stabilized payment for that year, the excess will be used to purchase additional annuity units (using the attained age factors in Schedule II) as described below. If the Supportable Payment (at any payment date) is less than the stabilized payment for that year, annuity units will be redeemed as described below to fund the deficiency.

PURCHASE/REDEMPTION The number of annuity units purchased or redeemed is equal
OF ANNUITY UNITS    to the annuity income purchased or redeemed, respectively,
(VARIABLE ANNUITY   divided by the annuity unit value for each respective
PAYMENT OPTIONS     Subaccount. Purchases and redemptions of annuity income
ONLY)               will be allocated to each Subaccount on a proportionate
                    basis. The amount of annuity income purchased or redeemed is the difference between the Supportable Payment and the
                    stabilized variable annuity payment, times appropriate
                    attained age nearest birthday Annuity Factor shown in
                    Schedule II, divided by $1,000. The Annuity Factor will
                    reflect the remaining number of years certain, if any.

                    We bear the risk that We will need to make payments if all annuity units have been redeemed in an attempt to maintain the stabilized payment at the initial payment level. In such an event, We will make all future payments equal to the initial payment.

ASSIGNMENT          Payments made under this Rider may not be pledged or
                    assigned. Payments will only be made to the Annuitant or
                    Joint Annuitant named in the Contract.

TERMINATION         This Rider will be terminated upon the earliest of:

                    a. the Election Date;

                    b. 30 days after the Last Date to Elect Benefit shown on
                       page 1 of this Rider;

                    c. the date the Contract terminates;

                    d. the date You notify Us in writing of Your intention to
                       terminate this Rider (may not be before the first Rider
                       Anniversary);

                    e. the date You elect to apply the Annuity Value to
                       annuitize the Contract using the Contract's payment options; and

                    f. the date You elect to upgrade Your Minimum Annuitization
                       Value.

                    This Rider cannot be terminated prior to the earliest of the above dates.

Signed for Us at Our Office in Clearwater, Florida.


            /s/ WILLIAM H. GEIGER                      /s/ [SIGNATURE ILLEGIBLE]

                  Secretary                                  President

                          SCHEDULE 1 - ANNUITY FACTORS


  The amounts shown in these tables are the Annuity Factors for each $1,000 of the Minimum Annuitization Value and are based on a 3% Assumed
                               Investment Return.

           MONTHLY ANNUITY FACTOR FOR LIFE      MONTHLY ANNUITY FACTOR FOR LIFE     MONTHLY ANNUITY FACTOR FOR LIFE
               WITH NO PERIOD CERTAIN                WITH 10 YEARS CERTAIN              WITH INSTALLMENT REFUND
           -------------------------------      -------------------------------     -------------------------------
Age*        Male       Female       Unisex       Male       Female       Unisex       Male       Female      Unisex
----        ----       ------       ------       ----       ------       ------       ----       ------      ------
 50         $3.82       $3.70        $3.74       $3.80       $3.69        $3.72       $3.70       $3.62       $3.65
 51          3.89        3.76         3.80        3.86        3.74         3.78        3.75        3.67        3.70
 52          3.95        3.81         3.86        3.92        3.80         3.84        3.81        3.72        3.75
 53          4.02        3.88         3.92        3.99        3.86         3.90        3.87        3.78        3.80
 54          4.10        3.94         3.99        4.06        3.92         3.96        3.93        3.83        3.86
 55          4.18        4.01         4.06        4.13        3.99         4.03        3.99        3.89        3.92
 56          4.26        4.08         4.14        4.21        4.06         4.10        4.06        3.95        3.98
 57          4.35        4.16         4.22        4.29        4.13         4.18        4.13        4.02        4.05
 58          4.44        4.24         4.30        4.38        4.21         4.26        4.20        4.08        4.12
 59          4.54        4.33         4.39        4.47        4.29         4.35        4.27        4.16        4.19
 60          4.64        4.42         4.49        4.57        4.38         4.44        4.36        4.23        4.27
 61          4.76        4.52         4.59        4.67        4.47         4.53        4.44        4.31        4.35
 62          4.88        4.63         4.70        4.78        4.57         4.63        4.53        4.39        4.43
 63          5.01        4.74         4.82        4.89        4.67         4.74        4.62        4.48        4.52
 64          5.15        4.86         4.94        5.01        4.78         4.85        4.72        4.57        4.62
 65          5.30        4.98         5.08        5.14        4.89         4.85        4.83        4.67        4.72
 66          5.46        5.12         5.22        5.27        5.02         5.09        4.94        4.78        4.82
 67          5.63        5.27         5.37        5.41        5.14         5.22        5.05        4.89        4.94
 68          5.81        5.42         5.54        5.55        5.28         5.36        5.17        5.00        5.05
 69          6.00        5.59         5.71        5.70        5.42         5.51        5.30        5.13        5.18
 70          6.21        5.78         5.90        5.86        5.58         5.66        5.43        5.26        5.31
 71          6.43        5.97         6.11        6.02        5.74         5.82        5.58        5.39        5.45
 72          6.66        6.19         6.33        6.18        5.90         5.99        5.72        5.54        5.59
 73          6.91        6.42         6.56        6.35        6.08         6.16        5.88        5.70        5.75
 74          7.18        6.67         6.82        6.53        6.26         6.34        6.05        5.86        5.92
 75          7.46        6.94         7.09        6.70        6.45         6.53        6.22        6.04        6.09
 76          7.77        7.23         7.39        6.88        6.65         6.72        6.40        6.22        6.27
 77          8.10        7.55         7.71        7.07        6.85         6.91        6.60        6.42        6.47
 78          8.45        7.89         8.05        7.25        7.05         7.11        6.80        6.63        6.68
 79          8.83        8.26         8.43        7.43        7.26         7.31        7.01        6.85        6.89
 80          9.23        8.66         8.83        7.61        7.46         7.51        7.24        7.08        7.13
 81          9.66        9.10         9.27        7.79        7.66         7.70        7.47        7.33        7.37
 82         10.13        9.57         9.74        7.97        7.86         7.89        7.72        7.59        7.63
 83         10.62       10.09        10.24        8.13        8.05         8.07        7.98        7.86        7.90
 84         11.15       10.64        10.79        8.29        8.23         8.25        8.26        8.15        8.18
 85         11.72       11.24        11.38        8.44        8.40         8.41        8.55        8.45        8.48

               MONTHLY ANNUITY FACTOR FOR JOINT AND FULL SURVIVOR

  Age of
   Male                                                  Age of Female Annuitant*
Annuitant*
-----------     ----------------------------------------------------------------------------------------------------------
                   15 Years        12 Years        9 Years        6 Years          3 Years                      3 Years
                  Less Than       Less Than       Less Than      Less Than        Less Than       Same As        More
                     Male            Male            Male           Male             Male           Male       Than Male
                -------------   -------------   -------------  -------------    -------------   -----------  -------------
    50              $3.06           $3.12           $3.19          $3.25            $3.31          $3.38        $3.44
    55               3.20            3.27            3.35           3.44             3.52           3.61         3.69
    60               3.37            3.47            3.57           3.68             3.79           3.91         4.02
    65               3.59            3.72            3.86           4.01             4.16           4.32         4.47
    70               3.88            4.06            4.25           4.45             4.67           4.89         5.11



            MONTHLY ANNUITY FACTOR FOR UNISEX JOINT AND FULL SURVIVOR

  Age of
   First                                                  Age of Joint Annuitant*
Annuitant*
-----------     ------------------------------------------------------------------------------------------------------------
                   15 Years        12 Years        9 Years         6 Years         3 Years                        3 Years
                  Less Than       Less Than       Less Than       Less Than       Less Than       Same As          More
                    First           First           First           First           First          First        Than First
                -------------   -------------   -------------   -------------   -------------   -----------   --------------
    50              $3.07           $3.13           $3.19          $3.25            $3.31          $3.37          $3.43
    55               3.20            3.28            3.36           3.44             3.52           3.60           3.67
    60               3.38            3.48            3.58           3.68             3.79           3.89           4.00
    65               3.61            3.73            3.87           4.01             4.16           4.30           4.44
    70               3.90            4.07            4.26           4.46             4.66           4.86           5.05

*Adjusted Age nearest birthday

Dollar amounts of monthly, quarterly, semi-annual, and annual factors not shown in the above tables will be calculated on the same basis as those shown and may be obtained from Us.

                          SCHEDULE II - ANNUITY FACTORS

       The amounts shown in these tables are the Annuity Factors for each $1,000 and are based on a 5% Assumed Investment Return.

             MONTHLY ANNUITY FACTOR FOR LIFE          MONTHLY ANNUITY FACTOR          MONTHLY ANNUITY FACTOR FOR LIFE
                  WITH NO PERIOD CERTAIN          FOR LIFE WITH 10 YEARS CERTAIN          WITH INSTALLMENT REFUND
             -------------------------------      ------------------------------      -------------------------------
Age*          Male       Female      Unisex       Male       Female       Unisex       Male       Female      Unisex
----          ----       ------      ------       ----       ------       ------       ----       ------      ------
 50           $5.07       $4.93       $4.98       $5.04       $4.92        $4.92      $4.98       $4.88       $4.91
 51            5.13        4.99        5.03        5.09        4.96         5.00       5.03        4.92        4.96
 52            5.19        5.04        5.08        5.15        5.01         5.05       5.08        4.97        5.00
 53            5.26        5.10        5.14        5.21        5.07         5.11       5.14        5.02        5.06
 54            5.33        5.16        5.21        5.27        5.12         5.17       5.20        5.07        5.11
 55            5.40        5.22        5.27        5.34        5.18         5.23       5.26        5.13        5.17
 56            5.48        5.29        5.35        5.41        5.25         5.30       5.33        5.19        5.23
 57            5.57        5.36        5.42        5.49        5.32         5.37       5.40        5.25        5.30
 58            5.66        5.44        5.50        5.57        5.39         5.44       5.47        5.32        5.36
 59            5.75        5.52        5.59        5.66        5.47         5.52       5.55        5.39        5.44
 60            5.85        5.61        5.68        5.75        5.55         5.61       5.63        5.47        5.52
 61            5.97        5.70        5.78        5.85        5.63         5.70       5.72        5.55        5.60
 62            6.09        5.81        5.89        5.95        5.72         5.79       5.81        5.63        5.69
 63            6.21        5.91        6.00        6.06        5.82         5.89       5.91        5.72        5.78
 64            6.35        6.03        6.13        6.17        5.92         6.00       6.02        5.82        5.88
 65            6.50        6.16        6.26        6.29        6.03         6.11       6.13        5.92        5.98
 66            6.66        6.29        6.40        6.42        6.15         6.23       6.25        6.03        6.09
 67            6.83        6.43        6.55        6.55        6.27         6.36       6.37        6.14        6.21
 68            7.01        6.59        6.71        6.69        6.40         6.49       6.50        6.26        6.33
 69            7.21        6.76        6.89        6.83        6.54         6.63       6.64        6.39        6.47
 70            7.41        6.94        7.08        6.98        6.69         6.77       6.78        6.53        6.61
 71            7.63        7.14        7.28        7.13        6.84         6.93       6.94        6.68        6.76
 72            7.87        7.35        7.50        7.28        7.00         7.09       7.10        6.84        6.92
 73            8.12        7.58        7.74        7.45        7.17         7.25       7.27        7.01        7.09
 74            8.39        7.83        8.00        7.61        7.34         7.42       7.45        7.19        7.27
 75            8.68        8.11        8.28        7.78        7.52         7.60       7.64        7.38        7.46
 76            8.99        8.40        8.58        7.95        7.71         7.78       7.84        7.58        7.66
 77            9.32        8.72        8.90        8.12        7.90         7.97       8.06        7.80        7.87
 78            9.68        9.07        9.25        8.29        8.09         8.16       8.28        8.03        8.10
 79           10.06        9.45        9.63        8.47        8.29         8.34       8.52        8.28        8.35
 80           10.47        9.85       10.04        8.64        8.48         8.53       8.77        8.54        8.60
 81           10.91       10.30       10.48        8.80        8.67         8.71       9.03        8.81        8.88
 82           11.38       10.78       10.96        8.97        8.86         8.89       9.31        9.10        9.17
 83           11.88       11.30       11.47        9.12        9.04         9.06       9.60        9.41        9.47
 84           12.42       11.87       12.03        9.27        9.21         9.23       9.91        9.74        9.79
 85           12.99       12.48       12.63        9.41        9.37         9.38      10.23       10.08       10.13

               MONTHLY ANNUITY FACTOR FOR JOINT AND FULL SURVIVOR

  Age of
   Male                                                Age of Female Annuitant*
Annuitant*
-----------    ---------------------------------------------------------------------------------------------------------
                 15 Years       12 Years         9 Years         6 Years        3 Years                       3 Years
                 Less Than      Less Than       Less Than       Less Than      Less Than       Same As         More
                   Male           Male            Male            Male           Male           Male         Than Male
               -------------  -------------   -------------   -------------  -------------   -----------   -------------
    50             $4.37          $4.42          $4.46            $4.51          $4.56          $4.62         $4.67
    55              4.48           4.54           4.60             4.67           4.74           4.81          4.88
    60              4.62           4.70           4.79             4.88           4.98           5.08          5.18
    65              4.81           4.92           5.04             5.17           5.31           5.46          5.61
    70              5.07           5.23           5.40             5.59           5.79           6.00          6.22


            MONTHLY ANNUITY FACTOR FOR UNISEX JOINT AND FULL SURVIVOR

  Age of
  First                                                 Age of Joint Annuitant*
Annuitant*
-----------    ---------------------------------------------------------------------------------------------------------
                 15 Years       12 Years         9 Years         6 Years        3 Years                       3 Years
                 Less Than      Less Than       Less Than       Less Than      Less Than      Same As          More
                   First          First           First           First          First         First        Than First
               -------------  -------------   -------------   -------------  -------------  -----------   --------------
    50             $4.38          $4.42          $4.47            $4.51          $4.56         $4.61          $4.66
    55              4.48           4.54           4.60             4.67           4.73          4.80           4.87
    60              4.63           4.70           4.79             4.88           4.97          5.07           5.16
    65              4.82           4.93           5.05             5.17           5.30          5.44           5.57
    70              5.09           5.24           5.41             5.59           5.78          5.97           6.16

*Adjusted Age nearest birthday

Dollar amounts of monthly, quarterly, semi-annual, and annual factors not shown in the above tables will be calculated on the same basis as those shown and may be obtained from Us.